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                                                                     Exhibit 1.1

                        LONG DISTANCE INTERNATIONAL INC.

                               PURCHASE AGREEMENT

                                                                   April 7, 1998

Morgan Stanley & Co. Incorporated
SBC Warburg Dillon Read Inc.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

            Long Distance International Inc., a Florida corporation (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated and SBC Warburg Dillon Read Inc. (together, the "Initial Purchasers") 225,000 Units (the "Units"). Each Unit consists of (i) $1,000 principal amount of 12 1/4% Senior Notes due 2008 (collectively, the "Notes") of the Company to be issued pursuant to the provisions of an Indenture (the "Indenture") dated as of the Closing Date (as defined in Section 4 below) between the Company and The Bank of New York (in such capacity, the "Trustee") and (ii) one Warrant (collectively, the "Warrants"), entitling the holder thereof to purchase 15.0874 shares (collectively, the "Warrant Shares") of Common Stock, par value $0.001 per share, of the Company ("Common Stock") at an exercise price of $.01 per share, subject to adjustment as provided in the Warrant Agreement (as defined below). The Warrants will be issued pursuant to the provisions of a warrant agreement (the "Warrant Agreement") dated as of the Closing Date between the Company and The Bank of New York (in such capacity, the "Warrant Agent"). The Company will pledge pursuant to a Collateral Pledge and Security Agreement (the "Pledge Agreement") to be dated as of the Closing Date in favor of the Trustee a portion of the net proceeds of the issuance and sale of the Units as security for payment of the first six scheduled interest payments due on the Notes.

            The Units will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the
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Securities Act) that deliver a letter in the form annexed to the Final
Memorandum (as defined below).

            The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of (i) a registration rights agreement relating to the Notes (the "Notes Registration Rights Agreement"), dated the date hereof between the Company and the Initial Purchasers and (ii) a registration rights agreement relating to the Warrants (the "Warrants Registration Rights Agreement"), dated the date hereof between the Company and the Warrant Agent.

            In connection with the sale of the Units, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") including a description of the terms of the Units, the Notes, the Warrants and the Common Stock, the terms of the offering and a description of the Company.

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

            (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

            (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Florida, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or
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leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (d) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Final Memorandum.

            (e) This Agreement has been duly authorized, executed and delivered by the Company.

            (f) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture, the Pledge Agreement and the Notes Registration Rights Agreement.

            (g) The Warrants have been duly authorized and, when executed, countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Warrant Agreement and the Warrants Registration Rights Agreement.

            (h) The Warrant Shares have been duly authorized and reserved for issuance upon the exercise of the Warrants and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights or taxes, liens, charges and security interests.

            (i) Each of the Indenture, the Pledge Agreement and the Warrant Agreement has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms,
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subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

            (j) Each of the Notes Registration Rights Agreement and the Warrants Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

            (k) Upon the delivery to the Trustee of the certificates or instruments, if any, representing the Pledged Securities (as defined in the Final Memorandum) and the filing of financing statements, if any, required by the Uniform Commercial Code in the appropriate offices in the State of Florida, the pledge of and grant of a security interest in the Pledged Securities for the benefit of the Trustee and the holders of the Notes will constitute a first priority security interest in the Pledged Securities, enforceable as against all creditors of the Company (and any persons purporting to purchase any of the Pledged Securities from the Company).

            (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Pledge Agreement, the Notes Registration Rights Agreement, the Notes, the Warrant Agreement, the Warrants Registration Rights Agreement and the Warrants and the issuance by the Company of the Warrant Shares upon exercise of the Warrants will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Notes Registration Rights Agreement, the Pledge Agreement, the Notes, the Warrant Agreement, the Warrants Registration Rights Agreement and the Warrants, (i) except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, the Notes or the Warrants and by Federal and state securities laws with respect to the Company's obligations under the Notes Registration Rights Agreement and the Warrants Registration Rights Agreement or
(ii) any such license, consent, approval, authorization, order, filing, declaration or qualification, the failure of which to make or obtain would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in
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the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

            (n) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Notes Registration Rights Agreement, the Pledge Agreement, the Notes, the Warrant Agreement, the Warrants Registration Rights Agreement and the Warrants or to consummate the transactions contemplated by the Final Memorandum.

            (o) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Units, the Notes or the Warrants in a manner that would require the registration under the Securities Act of the Units, the Notes or the Warrants or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Units, the Notes or the Warrants (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (p) The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (q) It is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchasers in the manner contemplated by this Agreement to register the Units, the Notes or the Warrants under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

            (r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including all such laws and regulations concerning electromagnetic radio frequency emissions ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws,
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failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (t) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units, the Notes or the Warrants and the Company and its Affiliates and any person acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S.

            (u) The Company and each of its subsidiaries (i) have all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local, foreign, supranational, regional and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in each Memorandum, and (ii) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in each Memorandum.

            (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (w) Subsequent to the respective dates as of which information is given in the Final Memorandum, (1) the Company and its subsidiaries have not incurred any material
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liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except as contemplated by the Final Memorandum.

            (x) The financial statements included in each Memorandum present fairly the consolidated financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in each Memorandum present fairly the information shown therein and have been compiled from data contained in the audited financial statements of the Company, except as indicated in each Memorandum.

            (y) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in each Memorandum and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in each Memorandum.

            (z) The Company and its subsidiaries own or have the right to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in each Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent
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labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (ab) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material and adverse effect on the Company and its subsidiaries, taken as a whole, except as described in each Memorandum.

            (ac) The Company and its subsidiaries have filed all foreign and U.S. federal and state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been asserted against the Company or any of its subsidiaries; all material tax liabilities of the Company and its subsidiaries are adequately provided for on the consolidated financial statements of the Company or its subsidiaries, as the case may be.

            (ad) The Units, the Notes, the Warrants, the Common Stock, the Indenture and the Warrant Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum under the headings "Description of the Units," "Description of the Notes," "Description of the Warrants," and "Description of the Capital Stock," as applicable.

            (ae) The Units, the Notes and the Warrants satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

            (af) Schedule II sets forth all agreements or other instruments binding upon the Company or any of its subsidiaries that are material to the Company and its subsidiaries, taken as a whole.

            2. Agreement to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Units set forth in Schedule I hereto opposite its name at a purchase price of $965 per Unit, for an aggregate purchase price of $217,125,000 (the "Purchase Price").
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            The Company hereby agrees that, without the prior written consent of
Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of (a) any debt of the Company or warrants to purchase debt of the Company substantially similar to the Notes (other than the sale of the Units, the Notes and the Warrants under this Agreement and the issuance of commercial paper in the ordinary course of business) or (b) Common Stock of the Company, other than upon the exercise of outstanding options and warrants, or warrants to purchase Common Stock of the Company.

            3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Units purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

            4. Payment and Delivery. Payment for the Units shall be made to the Company (which will immediately deposit a portion of the proceeds sufficient to purchase the Pledged Securities with the Trustee pursuant to the Pledge Agreement) in Federal or other funds immediately available in New York City against delivery of such Units for the respective accounts of the several Initial Purchasers at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 a.m., New York City time, on April 13, 1998 or at such other time on the same or such other date, not later than April 27, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

            Certificates for the Notes and the Warrants shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Notes and the Warrants shall be delivered to you on the Closing Date for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Units, the Notes and the Warrants to the Initial Purchasers duly paid, against payment of the Purchase Price therefor.

            5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Units on the Closing Date are subject to the following conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
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            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

            (b) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date and the Company shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect above and to the effect of Section 5(a)(i) above.

            The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The Initial Purchasers shall have received on the Closing Date an opinion of Loeb & Loeb LLP and Greene, Donnelly & Schermer, outside counsel and Florida counsel for the Company, respectively, dated the Closing Date, to the effect set forth in Exhibit A and Exhibit B, respectively.

            (d) The Initial Purchasers shall have received on the Closing Date an opinion of Piper & Marbury, U.S. regulatory counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C.

            (e) The Initial Purchasers shall have received on the Closing Date opinions of Rakisons Solicitors and Studio Legale Tonucci, UK and EU counsel, and Italian counsel, respectively, for the Company, dated the Closing Date, to the effect set forth in Exhibits D and E, respectively.
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            The opinions of Loeb & Loeb LLP, Greene, Donnelly & Schermer and each counsel referred to in clauses 5(d) and 5(e) above shall be rendered to you at the request of the Company and shall so state therein.

            (f) The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to you.

            (g) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchasers, from Ernst & Young, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (h) Waivers of the rights of shareholders subject to the Shareholders Agreement dated as of July 22, 1994, the Shareholders Agreement dated as of September 1994 and the Preemptive Rights Agreement dated as of July 28, 1997, with respect to the exercise by any of such shareholders of any preemptive rights provided therein shall have been obtained and be in full force and effect.

            (i) The articles of incorporation of the Company shall have been amended in form and substance reasonably satisfactory to the Initial Purchasers and such amendment (the "Amendment"), shall have been filed with the Secretary of State of the State of Florida and be in full force and effect.

            (j) Waivers of the registration rights by (1) a majority of the holders of the Series A Preferred Stock, (2) the Advent Entities (as such term is defined in the Final Memorandum) and (3) Messrs. Friedland and Glassman, shall have been obtained and be in full force and effect.

            (k) Consent to the offering of Units from the requisite number of holders of Series A Preferred Stock and Series B Preferred Stock shall have been obtained and be in full force and effect.

            (l) Each of the Notes Registration Rights Agreement, the Pledge Agreement and the Warrants Registration Rights Agreement shall be executed and in full force and effect.
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            (m) The Initial Purchasers shall have received such other
certificates and documents as they or their counsel may reasonably request.

            6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

            (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum and any supplements or amendments thereto as you may reasonably request.

            (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

            (c) If, during such period after the date hereof and prior to the date on which all of the Units shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

            (d) To endeavor to qualify the Units, the Notes and the Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

            (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Units and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the
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      delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Units, the Notes and the Warrants to the Initial Purchasers, including any transfer or other taxes payable thereon,
      (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Units, the Notes and the Warrants under state securities laws and all expenses in connection with the qualification of the Units, the Notes and the Warrants for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Units and the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Units, the Notes, the Warrants and the Warrant Shares for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee, the Warrant Agent and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Units, the Notes and the Warrants (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and
      (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units, the Notes and the Warrants by them and any advertising expenses connected with any offers they may make.

            (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Units, the Notes or the Warrants in a manner which would require the registration under the Securities Act of the Units, the Notes or the Warrants.

            (g) Not to solicit any offer to buy or offer or sell the Units, the Notes or the Warrants by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (h) While any of the Units, the Notes or the Warrants remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Units, Notes or Warrants the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (i) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Units, the Notes or the Warrants, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

            (j) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Units, the Notes or the Warrants which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

            (k) The Company will, and will cause the Trustee to, refuse to register any transfer of the Notes sold pursuant to Regulation S if such transfer is not made in accordance with the provisions of Regulation S.

            (l) The Company will, and will cause the Warrant Agent with respect to the Warrants and cause the transfer agent with respect to the Warrant Shares to, refuse to register any transfer of Warrants or Warrant Shares, as applicable, sold pursuant to Regulation S if such transfer is not made in accordance with the provisions of Regulation S.

            (m) To use the proceeds from the sale of the Units in the manner set forth in the Final Memorandum.

            (n) To use its best efforts to permit the Units, the Notes and the Warrants to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

            7. Offering of Units; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, the Units, Notes or Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Units, Notes and Warrants only from, and will offer such Units, Notes and Warrants only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (1) QIBs or (2) other institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) ("institutional accredited investors") that, prior to their purchase of the Units, the Notes or the Warrants deliver to such Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Units, Notes or Warrants are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

            (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

            (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Units, the Notes or the Warrants, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Units, the Notes or the Warrants, in any country or jurisdiction where action for that purpose is required;

           (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Units, Notes or Warrants or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

          (iii) the Units, the Notes and the Warrants have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

           (iv) such Initial Purchaser has offered the Units, the Notes and the Warrants and will offer and sell the Units, the Notes and the Warrants (A) as part of their distribution at any time and (B) otherwise (i) until 40 days after the later of the commencement of the offering of the Units and the Closing Date with respect to the Notes and (ii) until one year after the later of the commencement of the offering of the

      Units and the Closing Date with respect to the Units and the Warrants, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units, the Notes or the Warrants, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

            (v) such Initial Purchaser has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Units, Notes or Warrants to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Units, Notes or Warrants in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Units, the Notes or the Warrants to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

           (vi) such Initial Purchaser understands that the Units, the Notes and the Warrants have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Units, Notes or Warrants in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

         (vii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Units, the Notes or the Warrants, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units, Notes or Warrants from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Units, the Notes and the Warrants covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date with respect to the Notes and one year after the later of the commencement of the offering and the closing date with respect to the Units and the Warrants, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

             8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Initial Purchaser, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through Morgan Stanley & Co. Incorporated expressly for use therein; provided, however, that the foregoing indemnity shall not inure to the benefit of any Initial Purchaser to the extent that any such losses, claims, damages or liabilities result from the fact that such Initial Purchaser sold securities to a person to whom there was not sent or given by or on behalf of such Initial Purchaser a copy of the Final Memorandum at or prior to the written confirmation of the sale of the securities to such person, and if the losses, claims, damages or liabilities result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in the Preliminary Memorandum that was corrected in the Final Memorandum.

            (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through Morgan Stanley & Co. Incorporated expressly for use in either Memorandum or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a) above, and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers in respect thereof bear to the aggregate offering price of the Units. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

            (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Units resold by it in the initial placement of such Units were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchasers or any person controlling any Initial Purchasers or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Units.

            9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

            10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the number of Units which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Units to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the number of Units set forth opposite their respective names in Schedule I bears to the aggregate number of Units set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Units which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Units without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Units which it or they have agreed to purchase hereunder on such date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

            If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

            11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            13. Notice. All notices and other communications under this Agreement shall be in writing, and, if sent to the Initial Purchasers, be mailed, delivered or sent by facsimile transmission to:

            Morgan Stanley & Co. Incorporated
            1585 Broadway
            New York, New York 10036
            Attention:  High Yield New Issues Group
            Facsimile Number:  (212) 761-0587
or, if sent to the Company, be mailed, delivered or sent by facsimile transmission to the Company at:

            Long Distance International Inc.
            888 South Andrews Avenue, Suite 205
            Fort Lauderdale, Florida 33316
            Attention: Clifford Friedland
            Facsimile Number: (954) 523-1872

            14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                          Very truly yours,

                                          LONG DISTANCE INTERNATIONAL INC.


                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

Agreed, as of the date hereof

Morgan Stanley & Co. Incorporated
SBC Warburg Dillon Read Inc.

By Morgan Stanley & Co.
  Incorporated


By
   --------------------------------
   Name:
   Title:

                                   SCHEDULE I

                                                      Number of Units
Initial Purchaser                                     To Be Purchased
-----------------                                    -----------------

Morgan Stanley & Co. Incorporated                             168,750

SBC Warburg Dillon Read Inc.                                   56,250
                                                              -------

                 Total.....................                   225,000
                                                              =======

                                   SCHEDULE II

               [Company to provide -- list of material agreements]

                                                                       EXHIBIT A

                           Opinion of Outside Counsel
                                 for the Company

            Opinion of the counsel for the Company to be delivered pursuant to
Section 5(c) of the Purchase Agreement shall be to the effect that:

            (A) the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Notes Registration Rights Agreement;

            (B) the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

            (C) the Notes Registration Rights Agreement and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution may be limited under applicable law;

            (D) the Warrants when countersigned by the Warrant Agent as provided in the Warrant Agreement, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Warrant Agreement and the Warrants Registration Rights Agreement;

            (E) the Warrant Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

            (F) the Warrants Registration Rights Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution may be limited under applicable law;

            (G) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants Registration Rights Agreement, the Notes and the Warrants and the issuance by the Company of the Warrant Shares upon exercise of the Warrants will not contravene (i) any provision of law applicable to the Company, (ii) any of the agreements lised on Schedule II to the Purchase Agreement, or (iii) to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary;

            (H) no permit, license, consent, approval, authorization or order of, or filing, declaration or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants Registration Rights Agreement, the Notes or the Warrants, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, the Notes and the Warrants and by Federal and state securities laws with respect to the Company's obligations under the Notes Registration Rights Agreement and the Warrants Registration Rights Agreement;

            (I) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants Registration Rights Agreement, the Notes or the Warrants or to consummate the transactions contemplated by the Final Memorandum;

            (J) the Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

            (K) the statements in the Final Memorandum under the captions "Certain Transactions," "Description of Certain Indebtedness," "Description of the Units," "Description of the Notes," "Description of the Warrants,""Private Placement" and "Transfer Restrictions," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

            (L) the statements in the Final Memorandum under the caption "Certain United States Federal Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein;

            (M) based upon the representations, warranties, and agreements of the Company and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Units by the Initial Purchasers in accordance with the Purchase Agreement to register the Units, the Notes or the Warrants under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Unit, Note or Warrant; and

            (N) such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            With respect to paragraph (N) above, counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof, but are without independent check or verification except with respect to paragraphs (K) and (L) above.

                                                                       EXHIBIT B

                           Opinion of Florida Counsel
                                 for the Company

            (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Florida, has the corporate power and authority under Florida law to own its property and to conduct its business as described in the Final Memorandum, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

            (B) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (C) the Purchase Agreement has been duly authorized, executed and delivered by the Company;

            (D) the shares of Common Stock outstanding on the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable;

            (E) the Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Notes Registration Rights Agreement;

            (F) the Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

            (G) the Notes Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution may be limited under applicable law;

            (H) the Warrants have been duly authorized and executed by the Company, and when countersigned by the Warrant Agent as provided in the Warrant Agreement, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Warrant Agreement and the Warrants Registration Rights Agreement;

            (I) the Warrant Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

            (J) the Warrants Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution may be limited under applicable law;

            (K) the Warrant Shares have been duly authorized and reserved by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights;

            (L) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants Registration Rights Agreement, the Notes and the Warrants and the issuance by the

      Company of the Warrant Shares upon exercise of the Warrants will not contravene (i) any provision of applicable Florida law, (ii) the certificate of incorporation or by-laws of the Company, (iii) to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary;

            (M) the statements in the Final Memorandum under the captions "Description of the Units," "Description of the Notes," "Description of the Warrants" and "Description of Capital Stock," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

            (N) the Amendment has been filed with the Secretary of State of the State of Florida and is in full force and effect.

                                                                       EXHIBIT C

                       Opinion of U.S. Regulatory Counsel
                                 for the Company

      (i) (A) the execution and delivery by the Company of, and performance of its obligations under, the Placement Agreement, the Indenture, the Notes Registration Rights Agreement, the Notes, the Warrant Agreement, the Warrants Registration Rights Agreement and the Warrants do not violate (1) the Federal Communications Act of 1934, as amended, and the rules, regulations and published opinions of the Federal Communications Commission ("FCC") thereunder (collectively, the "Act") and (2) to the best of such counsel's knowledge after due inquiry, any decree from any court or tribunal, and (B) no authorization of or filing with the FCC is necessary for the execution and delivery by the Company of, and the performance of its obligations under, the Placement Agreement, the Indenture, the Notes Registration Rights Agreement, the Notes, the Warrant Agreement, the Warrants Registration Rights Agreement or the Warrants;

      (ii) the Company and its subsidiaries are nondominant carriers authorized by the FCC to provide interstate interexchange telecommunications services. The Company and its subsidiaries have been granted Section 214 authority by the FCC to provide international message telecommunications services through the resale of international switched voice and, in certain instances, private line services and each of the Company and such subsidiaries has on file with the FCC tariffs applicable to its domestic interstate and international services. No further FCC authority is required by the Company or any of such subsidiaries to conduct its business as described in the Final Memorandum;

      (iii) the Company and its subsidiaries are certified and/or registered to resell intrastate interexchange telecommunications service in __________, and are not required to be certified or registered to resell intrastate interexchange telecommunications services in _____________. Each of the Company and its subsidiaries has a tariff on file in each state and the federal district in which it resells telecommunications services. No further authority is required from any of the state or District of Columbia governmental authorities that regulate telecommunications services ("State Authorities") by the Company or any of its subsidiaries to conduct its business as described in the Final Memorandum;

      (iv) (A) each of the Company and its subsidiaries (1) has made all reports and filings, and paid all fees, required by the FCC and the State Authorities; and (2) has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all filings and registrations, with the FCC necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum; and
(B) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, modification or non-renewal of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

      (v) to the best of such counsel's knowledge after due inquiry (A) no decree or order of the FCC or any State Authority has been issued against the Company or any of its subsidiaries and (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company or any of its subsidiaries before or by the FCC; and

      (vi) the statements in the Offering Memorandum under the captions "Risk Factors -- Regulatory Restrictions" and "Business -- Regulation -- United States," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein.

                                                                       EXHIBIT D

                          Opinion of UK and EU Counsel
                                 for the Company

            With respect to UK matters, the opinion of regulatory counsel for the Company to be delivered pursuant to Section 5(e) of the Purchase Agreement shall be to the effect that:

            1. each of Long Distance International Limited ("LDI UK"), LDI Communications Limited ("LDI Comm") and Dynamic Telecom International Limited ("DTI") (collectively, the "UK Subsidiaries") has been duly incorporated and validly exists as a corporation under the laws of England and Wales, ahs corporate power and authority to own its own property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

            2. the descriptions in the Final Memorandum of current statutes of the United Kingdom ("UK") relating to telecommunications, and the respective rules and regulations promulgated thereunder (collectively, the "UK Communications Law"), including, without limitation, the Telecommunications Act of 1984 (the "1984 Act"), and the statements in the Final Memorandum discussing matters related to the UK Communications Law, including, without limitation, those under the captions "Risk Factors -- Regulatory Restrictions," "Risk Factors -- Competition,""Business -- Competition" and Business -- Regulation -- United Kingdom," are accurate in all material respects and fairly summarize all matters described therein insofar as they relate to UK Communications Law;

            3. (A) LDI UK is the holder of a license issued by or on behalf of the Secretary of State for Trade and Industry (the "Department"), dated 31 December 1997 issued under Section 7 of the 1984 Act, relating to the provision of international simple resale services (the "ISVR License");
      (B) LDI Comm is the holder of a license issued by or on behalf of the Secretary of State for Trade and Industry dated 18 December 1996 issued under Section 7 of the 1984 Act relating to the provision of international facilities-based services (the "IFL License"); and (C) to the best of our knowledge after due inquiry, each of the ISVR License and IFL License are in full force and effect and there is no pending or existing notice of proceedings relating to revocation or modification of either of the ISVR License or the IFL License;

            4. (A) the execution and delivery of the Purchase Agreement by the Company, and the consummation of the transactions (including, without limitation, issuance of the Units and the related Notes and Warrants and execution of the Indenture, the Warrant Agreement, the Notes Registration Rights Agreement and the Warrants Registration Rights Agreement) contemplated thereby do not violate (1) the UK Communications Law, (2) any determinations or orders of the Director-General of Telecommunications ("DG-OFTEL") applicable to the Company and the UK Subsidiaries; and (3) and direction of the Department applicable to the Company and the UK Subsidiaries; (B) no authorization of or filing with the Office of Telecommunications ("OFTEL") or the Department is necessary for the execution and delivery of the Purchase Agreement by the Company and the consummation of the transactions (including, without limitation, the issuance of the Units and the related Notes and Warrants and execution of the Indenture, the Warrant Agreement, the Notes Registration Rights Agreement and the Warrants Registration Rights Agreement) contemplated thereby in accordance with the terms thereof;

            5. (A) the UK Subsidiaries have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from OFTEL and the Department necessary to own, lease, license and use its properties and assets and to conduct its business in the UK in the manner described in the Final Memorandum; and (B) to the best of our knowledge, neither the Company nor any of the UK Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and the UK Subsidiaries, taken as a whole;

            6. to the best of our knowledge, (A) each of the Company and the UK Subsidiaries is conducting its business in accordance with the authorizations listed in Paragraph 5 above and (B) neither the Company nor any of the UK Subsidiaries is in breach of UK Communications Law or any determination or order of DG-OFTEL or any direction of the Department, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and the UK Subsidiaries, taken as a whole; and

            7. to the best of our knowledge, (A) no decree or order of the Department or DG-OFTEL has been issued against the Company or any of the UK Subsidiaries; (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company or any of its subsidiaries before or by the Department or OFTEL and (C) there are no administrative proceedings pending before the Department or OFTEL, (i) which are generally applicable to telecommunications services or the resale thereof and (ii) which, if decided adversely to the interest of the Company or any of the UK Subsidiaries, would have a material adverse effect on the Company and the UK Subsidiaries, taken as a whole.

            With respect to EU matters, opinion of regulatory counsel for the Company to be delivered pursuant to Section 5(e) of the Purchase Agreement shall be to the effect that:

We are of the opinion that:

            1. the descriptions in the Final Memorandum of current law of the European Union ("EU") relating to telecommunications, in the form of Directives promulgated by European Commission (the "Commission") and the Council of Ministers of the European Union (the "Council") (collectively, the "EC Directives"), including, without limitation, the European Commission Directive 90/388/EC of 29 June 1990 (the "1990 EC Directive"), and the statements in the Final Memorandum discussing matters related to the EC Directives, including, without limitation, those under the captions "Risk Factors -- Regulatory Restrictions," Risk Factors -- Competition," "Risk Factors -- Substantial Price Declines," "Business -- Regulation
      -- European Union," Business -- Competition" and "Business -- Regulations -- World Trade Organization" are accurate in all material respects and fairly summarize all matters described therein insofar as they relate to the EC Directives; and

            2. to the best of our knowledge, (A) no litigation or proceeding has been commenced or threatened against the Company or any of the UK Subsidiaries before the Commission or the Court of Justice of the European Union and (B) there are no proceedings pending before the Commission, (i) which are genearlly applicable to telecommunications services or the resale thereof; and (ii) which, if decided adversely to the interest of the Company or the UK Subsidiaries, would have a material adverse effect on the Company and the UK Subsidiaries, taken as a whole.

* Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Purchase Agreement.

                                                                       EXHIBIT E

                           Opinion of Italian Counsel
                                 for the Company

            Opinion of regulatory counsel for the Company to be delivered pursuant to Section 5(e) of the Purchase Agreement shall be to the effect that:

We are of the opinion that:

            1. Pursuant to the declaration filed before the Italian Communications Ministry on November 17, 1997, DTI is the holder of an authorization to offer non real time voice telephony services in Italy under Article 3 of Legislatvie Deree March 17, 1995 no. 103. Long Distance International Ltd. is in the process of finalizing and submitting a request for an individual license for fixed public voice telephony services in Italy before the Italian Communications Ministry. To the best of our knowledge nothing has come to our attention that caused us to believe that the information to be filed for the public fixed voice telephony services in Italy is not in conformity with the Italian government requirements;

            2. (A) the execution and delivery of the Purchase Agreement by the Company, and the consummation of the transactions (including, without limitation, issuance of the Units and the related Notes and Warrants and execution of the Indenture, the Warrant Agreement, the Notes Registration Rights Agreement and the Warrants Registration Rights Agreement) contemplated thereby do not violate (1) the Italian Communications Law no. 189 of July 1, 1997, (2) any rules or regulations of the Communications Ministry applicable to the Company and its subsidiaries and (3) to the best of our knowledge any telecommunications related decree from any Italian court, and (B) no authorization of or filing with the Communications Ministry is necessary for the execution and delivery of the Purchase Agreement by the Company and the consummation of the transactions (including, without limitation, issuance of the Units and the related Notes and Warrants and execution of the Indenture, the Warrant Agreement, the Notes Registration Rights Agreement and the Warrants Registration Rights Agreement) contemplated thereby in accordance with the terms thereof;

            3. (A) each of the Company and its subsidiaries has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from the Communications Ministry necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum; and (B) to the best of our knowledge after due inquiry, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole;

            4. to the best of our knowledge after due inquiry, (A) each of the Company and its subsidiaries is conducting its business in accordance with the Italian Communications Misintry authorization listed in Paragraph 1 above and(B) neither the Company nor any of its subsidiaries is in violation of or in default under the Italian Communications Law no 189 of July 1, 1997 or the rules or regulations of the Communications Ministry the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

            5. to the best of our knowledge after due inquiry, (A) no decree or order of the Italian Communications Ministry has been issued against the Company or any of its subsidiaries; (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened by the Italian Communications Ministry and no notice of violation or order to show cause has been issued, against the Company or any of its subsidiaries before or by the Italian Communications Ministry and (C) there are no rulemakings or other administrative proceedings pending before the Italian Communications Ministry (i) which are generally applicable to telecommunications services or the resale thereof and (ii) which, if decided adversely to the interest of the Company or its subsidiaries, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

* Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Purchase Agreement.


                                       D-2